                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of The
                         Securities Exchange Act of 1934

       Date of Report (date of earliest event reported): October 17, 1999

                               FATBRAIN.COM, INC.
             (Exact name of registrant as specified in its charter)

            Delaware                     0-24871                 77-0389480
  (State or other jurisdiction         (Commission            (I.R.S. Employer
       of incorporation)               File Number)         Identification No.)

                    2550 Walsh Avenue, Santa Clara, CA 95051
          (Address of principal executive offices, including zip code)

       Registrant's telephone number, including area code: (408) 845-0100

ITEM 5. OTHER EVENTS

        Fatbrain.com, Inc. (the "Company") issued a press release on October 18, 1999 announcing that it had reached a definitive agreement with Vulcan Ventures Incorporated ("Vulcan"), whereby Vulcan would invest an additional $20 million in the Company. The Company issued another press release on November 1, 1999 (with the October 18, 1999 press release, collectively, the "Press Releases") announcing that it had reached a definitive agreement with Highland Capital Partners ("Highland") whereby Highland would invest $10 million in the Company pursuant to an amendment to the agreement with Vulcan (the "Amended Agreement"). The Amended Agreement contemplates the sale of One Million Four Hundred Thirty Seven Thousand Four Hundred and Seventy and (1,437,470) shares of the common stock, par value $0.001 per share, of the Company (the "Common Stock") at a purchase price of $20.87 per share and warrants to purchase Four Hundred Thirty One Thousand Two Hundred and Forty One (431,241) shares of common stock of the Company (the "Warrant Shares") at an exercise price of $26.09 per share. The Company announced that it intended to use the proceeds from the sale of the Common Stock and the Warrant Shares to advance its e-commerce initiatives, including eMatter, a digital publishing platform.

        The Common Stock, the warrants and the Warrant Shares sold to Vulcan and Highland (collectively, the "Investors") have not been registered under the Securities Act of 1933, as amended (the "Securities Act"). Accordingly, these securities may not be offered or sold in the United States, except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act. Under the terms of the Amended Agreement, the Company has agreed to enter into a Registration Rights Agreement with the Investors to provide them with certain rights to have the Common Stock and the Warrant Shares registered under the Securities Act. In addition, the Investors and certain directors, officers and stockholders of the Company have agreed to enter into a Lock-up Agreement pursuant to which the parties agree to not sell any securities of the Company held by them until January 11, 2000 and, upon one request of the company and an underwriters of the Company, for a period not exceeding ninety (90) days following the effective date of a registration statement of the Company filed under the Securities Act.

        The Press Releases were issued pursuant to and in accordance with Rule 135c under the Securities Act, and therefore do not constitute offers to sell or the solicitation of offers to buy the Common Stock. Copies of the Press Releases are attached as exhibits hereto.

ITEM 7. EXHIBITS

               Exhibit
               Number        Description
               4.1           Amended Common Stock and Warrant Purchase Agreement
               4.2           Registration Rights Agreement
               4.3           Lock-Up Agreement
               4.4           Form of Warrant
               99.1          Press Release dated October 18, 1999.
               99.2          Press Release dated November 1, 1999.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            Fatbrain.com, Inc.

Date:  November 1, 1999                     /s/ Chris MacAskill
                                            ------------------------------------
                                            Chris MacAskill
                                            Chief Executive Officer

                                    EXHIBITS

EXHIBIT
NUMBER            DESCRIPTION

4.1               Amended Common Stock and Warrant Purchase Agreement

4.2               Registration Rights Agreement

4.3               Lock-Up Agreement

4.4               Form of Warrant

99.1              Press Release dated October 18, 1999

99.2              Press Release dated November 1, 1999
